EXHIBIT 16.3
                                                                    ------------


                                CF & CO., L.L.P.
                          Certified Public Accountants
                                14175 Proton Road
                            Dallas, Texas 75244-3692
                                 (972) 387-4300

                                November 1, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re:      DGSE Companies, Inc., SEC File No. 1-11048 (the Registrant")

         We have read the statements that we understand the above referenced Registrant will include under Item 4 of Amendment No. 2 of the Form 8-K report it will file regarding the October 8, 2004 dismissal of CF & Co., L.L.P. as auditors for the Registrant. We agree with the statements made in Amendment No. 2 regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                                     Yours truly,

                                                     CF & CO., L.L.P











cc:      John Benson, Chief Financial Officer